UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): August 13, 2013

PRESS VENTURES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54628	39-2077493
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Poland, oo-918 Warszawa

ul. Zlota 61 lok. 100

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011 (48) 788 886 015

NA

(Former Address of principal executive offices)

____________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement.

On August 13, 2013, Press Ventures, Inc. (the “Company”), entered into a Management Consulting Agreement (the “Consulting Agreement”) with Edward Denkiewicz.  The Consulting Agreement provides that Mr. Denkiewicz will serve as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer. The Consulting Agreement may be terminated by either party, with or without notice to the other party.

Pursuant to the terms of the Consulting Agreement, the Company will pay Mr. Denkiewicz a fee of $2,000 USD per month, plus a one-time signing bonus of $5,000 USD.

The form of the Consulting Agreement is attached to this report as Exhibit 10.1 and the terms and conditions are incorporated herein. The foregoing statements are not intended to be a complete description of all terms and conditions.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officer

Effective August 13, 2013, the Company received the resignation of Wilson A. Garduque as the Company’s President, Chief Executive Officer, Secretary and Treasurer.

Appointment of Director and Officer

Effective August 13, 2013, the Company’s Board of Directors appointed Edward Denkiewicz as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, and as a member of the Company’s Board of Directors, to fill a vacancy existing on the Board of Directors.  There is no arrangement or understanding pursuant to which Mr. Denkiewicz was appointed as President, Chief Executive Officer, Secretary and Treasurer, and as a member of the Company’s Board of Directors.  Mr. Denkiewicz has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Denkiewicz is the Company’s sole officer.

Professional History of Mr. Edward Denkiewicz

From 2012 to present Mr. Denkiewicz has served as President and co-owner of Jumps Poland Sp. z o, a biodiesel production technology company.  From 2010 to 2011, Mr. Denkiewicz was a managing director with Mace Group in Poland.  Prior to joining Mace Group, Mr. Denkiewicz was a Managing Director in charge of building a highway in Poland for Autostrada Wschondia from 2008  to 2011.  Mr. Denkiewicz also served as CEO and managing director of Texel Sp. z o. o. from 2008 to 2009, which implemented a pay toll system on Polish highways.  During 2007 and 2008 he was in charge of building and operating Russian operations for Bioton Group.  Prior to that, from 1992 to 2000 he was in charge of business development in China and other Asian markets for Novomatic Group, an integrated gaming company.  Mr. Denkiewicz has also served as a diplomat, as a Consul General at the Embassy of Poland in Moscow and as a temporary ambassador of Poland in Mongolia from 2003 to 2007, as a Commercial Attache in Shanghai, China from 1987 to 1991 and the Ministry of International Trade of Poland from 1980 to 1987.  Mr. Denkiewicz graduated from Warsaw Politechnical University with a degree in mechanical technologies engineering in 1979 and also received a degree from the Moscow Technology Institute.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year;

Amendment to Bylaws

Effective August 13, 2013, the Company’s Board of Directors approved an amendment to the Corporation’s Bylaws to provide the directors of the Company with the ability to fix and change the number of directors and to fill vacancies occurring on the Board of Directors resulting from an increase in the number of directors.

The full text of the amendment to the Company’s Bylaws is filed herewith as Exhibit 3.1 and incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

Exhibit No.     Exhibit Description

3.1                 Text of Amendment to Bylaws

10.1               Management Consulting Agreement dated August 13, 2013, with Edward Denkiewicz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 19, 2012	PRESS VENTURES, INC.

By: /s/ Edward Denkiewicz
Edward Denkiewicz
Chief Executive Officer

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